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                                                                     Exhibit 4.3

                           UNLIMITED SURETY AGREEMENT

TO:      WORLDWIDE WEB NETWORX CORPORATION ("WWWX")

         In consideration of WWWX making a loan to NAI DIRECT, INC., a Delaware corporation (hereinafter referred to as "DEBTOR"), the undersigned surety (the "Undersigned"), being financially interested in the affairs of Debtor and intending to be legally bound hereby, unconditionally becomes surety to WWWX, its successors, endorsers or assigns for the prompt payment when due of all monies now or hereafter due to WWWX arising out of the loan evidenced by the Convertible Promissory Note, in the original principal amount of $250,000, dated of even date herewith (the "NOTE"), by Debtor, whether at maturity, or by declaration, acceleration or otherwise, together with costs and expenses of collection incurred by WWWX, including without limitation reasonable attorneys' fees, incurred by WWWX in connection with any of the foregoing ("LIABILITIES").

         This Surety is made as separate and independent security for the payment of the Note and all extensions or modifications of same made by Debtor to WWWX and the acceptance of this Surety shall not constitute a waiver of any rights of WWWX under the terms of the Note. All rights and remedies of WWWX hereunder and under the Note are cumulative and concurrent and may be exercised singly, successively or concurrently, at the discretion of the WWWX.

         This Surety shall continue until the Debtor or the Undersigned shall pay in full all Liabilities and shall continue in force until the earlier of complete payment in full of all Liabilities.

         All of the Liabilities shall become immediately due and payable by the Undersigned, anything contained herein to the contrary notwithstanding, immediately upon the happening of any Event of Default under the Note beyond any applicable notice and grace periods or upon the insolvency of the Debtor; the application for appointment of a trustee, receiver, conservator, liquidator, or other judicial representative, similar or dissimilar, for Debtor or any of its assets; Debtor making any assignment for the benefit of creditors; the commencement of a case by or against Debtor under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, state or federal, including but not limited to liquidation or reorganization except, if commenced against Debtor and not dismissed within sixty (60) days thereof; the calling of a meeting of creditors of Debtor; the commencement of levy, execution or attachment proceedings against Debtor or any of their assets and such proceeding are not dismissed within thirty (30) days thereof; whether or not WWWX has exercised any option which it may have to require payment in full or acceleration of payment of the Liabilities from any other person liable for payment of the Liabilities.

         The Undersigned waives: (a) all notices, including but not limited to
(i) notice of acceptance of this Surety, and (ii) notice of presentment, demand for payment, or protest of any of the Liabilities, or the obligation of any person, firm or corporation held by WWWX as collateral security; (b) all defenses, offsets and counterclaims which the Undersigned may at any time have jointly or severally to any of the Liabilities; (c) trial by jury and the right thereto in any action or proceeding of any kind, whether arising on, out of, under of by reason of this Surety or


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any other agreement or transaction between the Undersigned, WWWX and/or Debtor;
(d) all notices of the financial condition or of any adverse or other change in the financial condition of Debtor; and (e) any rights which they may have under the theory of marshalling.

         WWWX shall have the right to proceed against the Undersigned immediately upon any default by Debtor and shall not be required to take any action or proceeding of any kind against Debtor before proceeding against the Undersigned hereunder.

         WWWX shall have the right, from time to time and at any time, in its sole discretion, without notice to or consent from the Undersigned, and without affecting, impairing or discharging, in whole or in part, Liabilities of the Undersigned hereunder, to modify, change or supplement, in any respect whatever, any indebtedness or evidence thereof, or any agreement or transaction between WWWX and Debtor; to grant extensions of time and other indulgences of any kind to Debtor; to compromise, release, substitute, exercise, enforce or fail or refuse to exercise or enforce any claims, rights or remedies of any kind which WWWX may have at any time against Debtor.

         The Undersigned represents that, at the time of the execution and delivery of this Surety, nothing exists to impair the effectiveness of the obligations of the Undersigned to WWWX hereunder or the immediate taking effect of this Surety between the Undersigned and WWWX with respect to becoming sureties for the Liabilities.

         The Undersigned agrees and consents to the jurisdiction of the Courts of the State of Delaware and/or the United States District Court for the District of Delaware in any and all actions and proceedings, whether arising hereunder or under any other agreement or undertaking, and irrevocably agrees to service of process by certified mail, return receipt requested, to such address as may appear in WWWX's records.

         If the Undersigned shall advance any sums to Debtor or its successors or assigns, or if Debtor or its successors or assigns shall be or shall hereafter become indebted to the Undersigned, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to WWWX for Debtor's Liabilities. Notwithstanding any payments made by or for the account of the Undersigned pursuant to this Surety, nothing herein contained shall be construed to give the Undersigned any right of subrogation in and to WWWX's rights under or interest in the Liabilities until all amounts owing to WWWX have been paid in full.

         If a claim is ever made upon the WWWX for repayment or recovery of any amount or amounts received by the WWWX in payment or on account of any of the Liabilities of the Debtor and WWWX repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over WWWX or any of its property, or (b) any settlement or compromise of any such claim effected by WWWX with any such claimant (including Debtor), then, and in such event, the Undersigned agrees that any such
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judgment, decree, order, settlement or compromise shall be binding upon the
Undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Liability of Debtor, and the Undersigned shall be and remain liable to the WWWX hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the WWWX.

         The waiver of any right by WWWX or failure to exercise promptly any right shall not be construed as the waiver of any other right to exercise the same at any time thereafter.

         The liability of the Undersigned hereunder shall inure to the benefit of the WWWX, its successors and assigns.

         All rights and remedies of WWWX are cumulative and not alternative. This Surety shall be governed by and construed under the laws of the State of Delaware.

         No waiver of any rights, or powers of WWWX or consent by it shall be valid unless in writing, signed by an authorized officer.


Executed this 26th day of September, 2000


                                                NEW AMERICA NETWORK, INC.


                                                By: /s/ JEFFREY FINN
                                                    ----------------------------
                                                    Name:  Jeffrey Finn
                                                    Title: President


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